Exhibit 3.1
KAYDON CORPORATION
BY-LAWS
as amended through May 21, 2009

-ii-

-iii-

-iv-

KAYDON CORPORATION
BY-LAWS
As amended through May 21, 2009
ARTICLE I. — STOCKHOLDERS
Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 10:00 a.m., local time on the second Tuesday in April (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. The Board of Directors may, it its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware. [Sections 211(a), (b)]
Section 1.02. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the stockholders may be called at any time by the Chairman of the Board or the President, or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors. [Section 211(d)]
Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written or electronic notice of the place, if any, date and hour of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally, by electronic transmission or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.
No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice or a waiver by electronic transmission, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice or any waiver by electronic transmission. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229]

Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216]
Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the vote of a majority of the shares entitled to vote, present in person or represented by proxy, at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216]
Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot or conducted by inspectors of election, unless otherwise required by law. Any vote by written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Any vote which need not be taken by ballot may be conducted in any manner approved for the meeting.
Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote as such adjoined meeting are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c)]

Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed, or by means of electronic transmission transmitted, by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy; provided that in the case of electronic transmission, the transmission must set forth or be submitted with information from which it can be determined that such electronic transmission was authorized by the stockholder. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. [Section 212(b), (c)]
Section 1.09. Organization; Procedure.
(a) At every meeting of the stockholders, the presiding officer of the meeting shall be the Chairman of the Board, or, in the absence of a Chairman, the President, or in the absence of both the Chairman and the President, the presiding officer shall be a person designated by majority vote of the Board of Directors prior to the meeting of stockholders. The presiding officer of a meeting of stockholders shall determine the order of business and the conduct of discussion at the meeting, and in the absence of the Secretary or any Assistant Secretary, shall appoint a person to act as recording secretary of the meeting.
(b) At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is entitled to vote with respect thereto, who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 1.09(b) and at the time of the meeting and who complies with the notice procedures set forth in this Section 1.09(b) and, in the case of business brought by a stockholder pursuant to this Section 1.09(b), such business must otherwise be a proper matter for stockholder action. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration), (ii) the name and address, as they appear on the Corporation’s books, of each Proposing Person (as defined below), (iii) the class or series and number of shares of the Corporation’s capital stock that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and (iv) any material interest of each Proposing Person in such business. Except for proposals properly made in accordance with Rule 14a-8 under Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors and nominations for director made pursuant to Section 1.09(d) below, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 1.09(b). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.09(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 1.09(d) and this Section 1.09(b) shall not be applicable to nominations, except as expressly provided in Section
1.09(d).
For purposes of this Section 1.09(b) the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of either such proposing stockholder or beneficial owner(s).
In addition to the information required above with respect to any proposal provided by a stockholder, to be in proper form for purposes of this Section 1.09(b), a stockholder’s notice must also set forth as to each Proposing Person:
(i) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions is determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions;

(ii) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation;
(iii) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”);
(iv) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; and
(v) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any.
This Section 1.09(b) is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule14a-8 under the Exchange Act. In addition to the requirements of this Section 1.09(b) with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 1.09(b) shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(c) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors and no stockholder shall be permitted to propose business to be brought before a special meeting of stockholders.

(d) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders at which directors are to be elected or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given pursuant to Section 1.03 hereof) only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote for the election of directors at the meeting, who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 1.09(d) and at the time of the meeting and who complies with the notice procedures set forth in this Section 1.09(d). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the Corporation (i) within the time period specified in Section 1.09(b) for notice relating to proposals of other business at an annual meeting or (ii) for nominations in connection with a special meeting, not later than the close of business on the later of the ninetieth (90th) day prior to the date of the special meeting or the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice: (x) the name and address, as they appear on the Corporation’s books, of such stockholder, (y) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such stockholder, and (z) such other information as would be required to be given by Section 1.09(b) for a Proposing Person provided that the nominating stockholder shall be considered a proposing stockholder for purposes of applying the term Proposing Person as set forth in Section 1.09(b). Further, such notice shall set forth with respect to each person whom such stockholder proposes to nominate, all information with respect to such proposed nominee that would be required to be set forth in a stockholders notice pursuant to this Section 1.09(b) if such proposed nominee were a nominating stockholder.
At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 1.09(d). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(e) A stockholder providing notice of business proposed to be brought before an annual meeting under Section 1.09(b) or providing a notice of director nomination pursuant to Section 1.09(d) shall further update and supplement such notice provided, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 1.09(b) or 1.09(d) shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, or, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).
Section 1.10. Action by Written Consent.
(a) The record date for actions to be taken by written consent of stockholders shall generally be set in accordance with Section 5.05 hereof. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to Section 5.05). If no record date has been fixed by the Board of Directors pursuant to Section 5.05 or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b) In the event of the delivery, in the manner provided by Section 1.10(a), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 1.10(a) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 1.10(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 1.10(a), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 1.10(a).
(d) An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes herein, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder, and (ii) the date on which such stockholder or proxy holder or authorized persons or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered in accordance with Section 228 of the General Corporation Law of the State of Delaware to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all such purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. [Section 228]

ARTICLE II. — BOARD OF DIRECTORS
Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a)]
Section 2.02. Number and Term of Office. The Board of Directors shall consist of not less than three nor more than twelve persons, and the number of directors shall be fixed by the Board of Directors from time to time. Each director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. [Section 141(b)]
Section 2.03. Election of Directors. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of directors, provided a quorum is present, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. [Sections 211(b), (c), 216]
Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by electronic transmission, to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any director who submits a waiver of notice in writing or by electronic transmission, whether before or after such meeting. [Section 141(g)]
Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or in the event of their absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours’ notice, if notice is given to each director personally or by telephone or electronic transmission, or on five days’ notice, if notice is mailed to each director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any director who submits a waiver of notice in writing or by electronic transmission, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229]

Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total number of directors fixed by the Board of Directors from time to time pursuant to Section 2.02 hereof shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b)]
Section 2.07. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 shall be given to each director.
Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. [Section 141(f)]
Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The directors shall act only as a Board, and the individual directors shall have no power as such.
Section 2.10. Action by Telephonic or Other Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i)]
Section 2.11. Resignation. Any director may resign at any time by delivering a notice of resignation in writing or by electronic transmission to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b)]
Section 2.12. Removal of Directors. Any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such director. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws. [Section 141(k)]

Section 2.13. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders. [Section 223]
Section 2.14. Compensation. The amount, if any, which each director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h)]
Section 2.15. Reliance on Accounts and Reports, etc. A director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e)]
ARTICLE III. — EXECUTIVE COMMITTEE AND OTHER COMMITTEES
Section 3.01. How Constituted. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or redesignated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a director, or until his earlier death, resignation or removal. [Section 141(c)]

Section 3.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:
(a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series),
(b) to adopt an agreement of merger or consolidation,
(c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets,
(d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or
(e) to amend these By-Laws. [Section 141(c)]
Section 3.03. Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.
Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Section 141(c)]

Section 3.05. Action by Telephonic or Other Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i)]
Section 3.06. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c)]
Section 3.07. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a notice of resignation in writing or by electronic transmission to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.
Section 3.08. Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.
Section 3.09. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.
ARTICLE IV. — OFFICERS
Section 4.01. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.02. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.
ARTICLE V. — CAPITAL STOCK
Section 5.01. Certificates of Stock, Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. [Section 158]
Section 5.02. Signatures; Facsimile. All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158]
Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. [Section 167]
Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issuance, transfer and registration of shares of the Corporation. [Section 151]

Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to the corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213]

Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159]
Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.
ARTICLE VI. — INDEMNIFICATION
Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. [Section 145(a)]

Section 6.02. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. [Section 145(c)]
Section 6.03. Determination That Indemnification is Proper. Any indemnification of a director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of an employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination the indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. [Section 145(d)]
Section 6.04. Advance Payment of Expenses. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding. [Section 145(e)]
Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 6.01 and 6.02, or advance of costs, charges and expenses to a director or officer under Section 6.04 of this Article, shall be made promptly, and in any event within thirty days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions, including provisions with respect to the advancement of expenses, shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect, whether or not such person continues to serve in such capacity at the time advancement or indemnification is sought, and any repeal or modification thereof shall not affect any right or obligation with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.
The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6.07. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

Section 6.08. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VII. — OFFICES
Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at such place and address as the Board of Directors shall determine from time to time.
Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE VIII. — GENERAL PROVISIONS
Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation’s capital stock.
A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid. [Sections 172, 173]
Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171]

Section 8.03. Execution of Instruments. Subject to any limitation contained in the Certificate of Incorporation or these By-Laws, the Chairman of the Board or the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and in the ordinary course of its business. The Board of Directors may, subject to any limitation contained in the Certificate of Incorporation or these By-Laws, authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.
Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.
Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or by such officers or agents as may be authorized by the Board of Directors to make such determination.
Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors from time to time may determine.
Section 8.07. Sale, Transfer, etc., of Securities. To the extent authorized by the Board of Directors, the Chairman of the Board, the President, or any Vice President, together with the Secretary or the Treasurer or any other officers designated by the Board of Directors may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.
Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on January 1 of each year (except for the Corporation’s first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.
Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner. The President, Secretary and any elected Vice President of the Corporation shall have the authority to affix the seal of the Corporation to any or all papers which may require it.
Section 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.
ARTICLE IX. — AMENDMENT OF BY-LAWS
Section 9.01. Amendments. These Bylaws may be amended, altered or repealed: (a) by resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors at any regular or special meeting of the Board if, in the case of a special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or (b) by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of stock of the Corporation entitled to vote on the election of directors at any annual meeting of the stockholders. [Section 109(a)]
ARTICLE X. — CONSTRUCTION
Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.
* * * * * * * * *
I HEREBY CERTIFY that the foregoing Bylaws are true and correct and reflect all amendments through May 21, 2009.

/s/ Debra K. Crane

Secretary